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                                                                    EXHIBIT 23.2

                      Consent of PricewaterhouseCoopers LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form SB-2 (File No. 333-30721) of our report dated December 4, 1998, relating to the consolidated financial statements of Multimedia Games, Inc. and subsidiaries for the year ended September 30, 1998, which appears in Multimedia Games, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000.


PricewaterhouseCoopers LLP

Tulsa, Oklahoma
April 5, 2001